Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1MEF filed by Guardian Metal Resources PLC pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated December 16, 2025 relating to the financial statements of Guardian Metal Resources PLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

London, United Kingdom

March 19, 2026